Exhibit 99.1

Jasper Therapeutics Announces Exploration of Strategic Alternatives to Maximize Shareholder Value

REDWOOD CITY, Calif., June 1, 2026 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a clinical stage biotechnology company focused on development of briquilimab, a novel antibody therapy targeting c-Kit (CD117) to address mast cell driven diseases such as chronic spontaneous urticaria (CSU), chronic inducible urticaria (CIndU) and asthma, today announced that, following an evaluation of current market conditions, its Board of Directors has decided to initiate a comprehensive review of strategic alternatives aimed at maximizing shareholder value. Strategic alternatives being evaluated include, among other options, a sale of assets, licensing of assets, collaborations, a sale of the Company, a business combination, merger or other strategic transaction, or an orderly wind-down of operations.

In connection with this strategic review, Jasper will continue to evaluate cost-saving measures to preserve cash, and plans to continue to maintain compliance with regulatory and financial reporting requirements.

Jasper does not have a defined timeline for the exploration of strategic alternatives and there can be no assurance that the process will result in any strategic alternative being announced or consummated or that any such strategic alternative will maximize stockholder value. Jasper does not intend to discuss or disclose further developments during this process unless and until its Board of Directors has approved a specific action or otherwise determined that further disclosure is appropriate or required by law.

About Jasper

Jasper is a clinical-stage biotechnology company focused on developing briquilimab as a therapeutic for chronic mast cell diseases. Briquilimab is a targeted aglycosylated monoclonal antibody that blocks stem cell factor from binding to the KIT receptor, thereby inhibiting signaling through the receptor. This inhibition disrupts the critical survival signal, leading to the depletion of the mast cells via apoptosis which removes the underlying source of the inflammatory response in mast cell driven diseases such as chronic urticaria and asthma. Jasper is currently evaluating briquilimab as a treatment in patients with CSU, CIndU and asthma. Briquilimab has a demonstrated efficacy and safety profile in patients and healthy volunteers, with positive clinical outcomes in CSU, CIndU and allergic asthma. For more information, please visit us at www.jaspertx.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its potential in mast cell driven diseases such as CSU, CIndU and asthma; Jasper’s exploration of strategic alternatives, including the intent to maximize shareholder value; the announcement of or consummation of any strategic alternative; Jasper’s intent to continue to evaluate cost-saving measures to preserve cash and Jasper’s plan to continue to maintain compliance with regulatory and financial reporting requirements . These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including the risk that the strategic review process will not result in the identification or consummation of a transaction on terms the Company or its shareholders find attractive or otherwise increase shareholder value; general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that prior test, study and trial results may not be replicated in continuing or future studies and trials; Jasper’s ability to continue as a going concern and its imminent need to raise additional funding to continue its operations; risks related to Jasper’s ability to manage cash resources and obtain additional cash resources to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; the risk that Jasper may be unable to raise capital to continue its operations and its Phase 2b/3 study in CSU; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Alex Gray (investors)

Jasper Therapeutics

650-549-1454

agray@jaspertx.com

Media:

media@jaspertx.com